Exhibit (a)(7)

CALAMOS INVESTMENT TRUST

AMENDMENT NO. 6

TO

THE FOURTH AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

AMENDMENT NO. 6 to the Fourth Amended and Restated Agreement and Declaration of Trust dated as of May 15, 2012, (the “Declaration of Trust”) of Calamos Investment Trust (the “Trust”), made as of the 4th day of November, 2014.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

WHEREAS, the Trustees have previously established and designated seventeen Sub-Trusts of the Trust (the “Series”), being Calamos Convertible Fund; Calamos Growth and Income Fund; Calamos Global Growth and Income Fund; Calamos Growth Fund; Calamos Market Neutral Income Fund; Calamos High Income Fund; Calamos Value Fund, Calamos Focus Growth Fund; Calamos International Growth Fund; Calamos Global Equity Fund; Calamos Total Return Bond Fund; Calamos Evolving World Growth Fund; Calamos Discovery Growth Fund; Calamos Long/Short Fund; Calamos Dividend Growth Fund; Calamos Mid Cap Growth Fund; and Calamos Emerging Market Equity Fund; and

WHEREAS, on September 25, 2014, the Trustees voted unanimously to (i) designate two new Sub-Trusts, Calamos Hedged Equity Income Fund and Calamos Global Convertible Fund and (ii) authorize the Secretary to execute and file this Amendment No. 6 to the Declaration of Trust (the “Amendment”);

NOW, THEREFORE, effective November 4, 2014, the Declaration of Trust is hereby amended as follows:

I. The first paragraph of Article IV, Section 4.2 (other than subsections (a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate nineteen Sub-Trusts:

Calamos Focus Growth Fund

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Global Growth and Income Fund

Calamos Growth Fund

Calamos Market Neutral Income Fund

Calamos High Income Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Discovery Growth Fund

Calamos Long/Short Fund

Calamos Dividend Growth Fund

Calamos Mid Cap Growth Fund

Calamos Emerging Market Equity Fund

Calamos Hedged Equity Income Fund

Calamos Global Convertible Fund

each of which shall have five classes of Shares, designated Class A, Class B, Class C, Class I and Class R, except for Calamos Long/Short Fund, Calamos Dividend Growth Fund, Calamos Mid Cap Growth Fund, Calamos Emerging Market Equity Fund, Calamos Hedged Equity Income Fund and Calamos Global Convertible Fund, each of which shall have four classes of Shares, designated Class A, Class C, Class I and Class R, or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The undersigned hereby certifies that Amendment No. 6 to the Fourth Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary

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